Exhibit 5.2

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 816.983.8080

May 17, 2016

Kansas City Southern

427 West 12th Street

Kansas City, Missouri 64105

Re:	Kansas City Southern Registered Exchange Offers

Ladies and Gentlemen:

We have acted as special counsel in the state of Missouri (“Missouri”) and the state of Illinois (“Illinois”) for The Kansas City Southern Railway Company, a Missouri corporation (“KCSR”), Southern Development Company, a Missouri corporation (“Southern”), and Gateway Eastern Railway Company, an Illinois corporation (“Gateway”, together with KCSR and Southern, the “Clients”) in connection with the exchange by Kansas City Southern, a Delaware corporation (“KCS”), of (i) up to $244,820,000 in aggregate principal amount of KCS Floating Rate Senior Notes due 2016 (the “2016 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of outstanding unregistered KCS Floating Rate Senior Notes due 2016 (the “Outstanding 2016 Notes”), (ii) up to $257,346,000 in aggregate principal amount of KCS 2.35% Senior Notes due 2020 (the “2020 Exchange Notes”), which have been registered under the Securities Act, for any and all outstanding unregistered KCS 2.35% Senior Notes due 2020 (the “Outstanding 2020 Notes”), (iii) up to $439,123,000 in aggregate principal amount of KCS 3.00% Senior Notes due 2023 (the “3.00% 2023 Exchange Notes”), which have been registered under the Securities Act, for any and all of outstanding unregistered KCS 3.00% Senior Notes due 2023 (the “Outstanding 3.00% 2023 Notes”), (iv) up to $199,224,000 in aggregate principal amount of KCS 3.85% Senior Notes due 2023 (the “3.85% 2023 Exchange Notes”), which have been registered under the Securities Act, for any and all outstanding unregistered KCS 3.85% Senior Notes due 2023 (the “Outstanding 3.85% 2023 Notes”), (v) up to $448,651,000 in aggregate principal amount of KCS 4.30% Senior Notes due 2043 (the “2043 Exchange Notes”), which have been registered under the Securities Act, for any and all outstanding unregistered KCS 4.30% Senior Notes due 2043 (the “Outstanding 2043 Notes”), (vi) up to $499,165,000 in aggregate principal amount of KCS 4.95% Senior Notes due 2045 (the “2045 Exchange Notes” and, together with the 2016 Exchange Notes, the 2020 Exchange Notes, the 3.00% 2023 Exchange Notes, the 3.85% 2023 Exchange Notes and the 2043 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all outstanding unregistered KCS 4.95% Senior Notes due 2045 (the “Outstanding 2045 Notes” and, together with the Outstanding 2016 Notes, the Outstanding 2020 Notes, the Outstanding 3.00% 2023 Notes, the Outstanding 3.85% 2023 Notes and the Outstanding 2043 Notes, the “Outstanding Notes”; and, the Outstanding Notes, together with the Exchange Notes, the “Notes”) and (vii) the guarantees of the Notes by KCSR, Southern, Gateway and certain other subsidiaries of KCS with respect to each series of the Exchange Notes (the “Exchange Guarantees”).

The Outstanding 2016 Notes have been, and the 2016 Exchange Notes will be, issued under a Base Indenture, dated as of December 9, 2015 (the “Base Indenture”), among KCS, the guarantors identified therein and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “2016 Notes Indenture”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

The Outstanding 2020 Notes have been, and the 2020 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2020 Notes Indenture”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

The Outstanding 3.85% 2023 Notes have been, and the 3.85% 2023 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “3.85% 2023 Notes Indenture”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

The Outstanding 3.00% 2023 Notes have been, and the 3.00% 2023 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “3.00% 2023 Notes Indenture”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

The Outstanding 2043 Notes have been, and the 2043 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “2043 Notes Indenture”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

The Outstanding 2045 Notes have been, and the 2045 Exchange Notes will be, issued under the Base Indenture, as supplemented by the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “2045 Notes Indenture” and, together with the 2016 Notes Indenture, the 2020 Notes Indenture, the 3.85% 2023 Notes Indenture, the 3.00% 2023 Notes Indenture and the 2043 Notes Indenture, the “Indentures”), dated as of December 9, 2015, among KCS, the guarantors identified therein and the Trustee.

Each of the events occurring in (i) through (vii) shall be collectively referred to herein as the “Transaction.” Capitalized terms not defined herein shall have the meaning given them in the Registration Statement, delivered to Husch Blackwell LLP by KCS, which provides certain representations relevant to this opinion. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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We are not general counsel to the Clients and are not generally familiar with the organizational proceedings of the Clients or the operation, management, use or other dealings with the property of the Clients.

For purposes of this opinion, we have examined copies of originals showing signatures and identified to us as true copies of originals as signed of the Indentures and the Exchange Guarantees set forth therein. The Indentures and the Exchange Guarantees are referred to collectively herein as the “Transaction Documents.” We have also reviewed such other documents as we have deemed appropriate to giving the opinions contained herein.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of KCS, and such agreements and certificates of public officials, certificates of officers or other representatives of KCS and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein (the “Public Documents”).

a. Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

i. Each of KCSR and Southern is a corporation incorporated, validly existing and in good standing under the laws of Missouri. Gateway is a corporation incorporated, validly existing and in good standing under the laws of Illinois. This opinion is based solely on our review of the Public Documents.

ii. Each Client has all necessary corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to incur the obligations to be incurred thereunder.

iii. Each Client has duly authorized, executed and delivered each Transaction Document to which it is a party. The Transaction has been duly authorized by each Client.

iv. The execution, delivery and performance by each Client of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are not (A) in contravention of or in conflict with any term or provision of the articles of incorporation or bylaws of such Client or (B) in violation of any law, rule or regulation of Missouri or Illinois, as applicable.

v. The execution, delivery and performance by each Client of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not require the consent or approval of any Missouri or Illinois governmental body or Missouri or Illinois regulatory authority, as applicable.

b. Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

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i. We express no opinion as to any laws other than the laws of Missouri and Illinois generally applicable to business organizations and have assumed the law of any other jurisdiction which may apply to the Transaction or the Transaction Documents is the same as the law of Missouri or Illinois, as applicable. We express no opinion as to the effect on the Transaction of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

ii. The opinions in this letter do not include any opinion as to the enforceability of any Transaction Document.

iii. We have assumed for purposes of this opinion that (a) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of Missouri and Illinois are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; (b) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri or Illinois has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; and (c) each director of KCSR, Southern and Gateway is eligible to serve in such capacity, and none has a financial interest in the Transaction.

iv. With respect to our opinion that the Transaction Documents have been duly executed and delivered by the applicable Clients, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of the Transaction Documents and certificates, statements or other representations of officers of the Clients. As to matters of fact, we have assumed all representations of the Clients and the other parties in the Transaction Documents are true.

v. Our opinions with respect to laws of Missouri or Illinois do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations, or environmental laws, regulations and codes.

vi. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Clients with the Securities and Exchange Commission (the “Commission”) relating to the Transaction in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in

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the prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus included therein within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion is rendered in connection with the Transaction, and may not be released to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP

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